PROFORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

On October 14, 2008, in a purchase transaction that was consummated via public auction, Optex Delaware exchanged $15 million of IRSN debt owned by it and assumed approximately $3.8 million of certain Optex Texas liabilities for substantially all of the assets of Optex Texas. The $15 million of IRSN debt was contributed by Longview Fund and Alpha (secured creditors of IRSN) to Optex Delaware in exchange for a six percent (6%) $6 million note payable, $5.4 million and $0.6 million respectively, and $9 million equity interest in Optex Delaware of 45,081,350 and 4,918,650 shares respectively. There is no contingent consideration associated with the purchase. On October 30, 2008 Alpha Capital Anstalt sold their common stock interest to Arland Holding, Ltd. On February 20, 2009 Longview sold 100% of its equity interests in Optex Delaware to Sileas Corp.

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation owned by present members of the Company’s management, purchased 45,081,350 shares of Optex Delaware common stock held by Longview Fund, LP (representing 90% of the outstanding shares of Optex Delware) and the note issued to Longview in the principal amount of $5,409,762.

The purchase price for the Sileas acquisition was $13,524,405. The purchase was paid by a note made by Sileas, payable to Longview in the principal amount of the purchase price carrying four percent (4%) annual interest, ,and maturing on February 20, 2012 and secured by a pledge of the purchased assets.

Sileas has no operations or business activities other than holding the Purchased Assets and has no revenues.

On March 26, 2009, the Company’s Board of Directors approved a 1.7:1 forward split of its Common Stock to holders of record as of February 23, 2009. Accordingly, as a result of the forward split, the 45,081,350 shares of Common Stock held by Sileas Corp. were split into 76,638,295 shares, and the 4,918,650 shares of Common Stock held by Arland Holdings, Ltd. were split into 8,361,705 shares.

On March 27, 2009, Sileas and Alpha Capital Anstalt exchanged their promissory notes in the total amount of $6,000,000 plus accrued and unpaid interest thereon into 1,027 shares of Series A Preferred Stock. The Series A Preferred Shares entitle the holders to receive cumulative dividends at the rate of 6% per annum payable in cash at the discretion of Board of Directors.

On March 30, 2009, a reorganization/share exchange occurred whereby the then existing shareholders of the Company exchanged their shares of Company Common Stock with the shares of Common Stock of Sustut Exploration, Inc. (“Sustut”). For each share of Optex Common Stock tendered, the shareholder received 1.33 shares of Sustut Common Stock. For each share of Series A Preferred Stock of the Company tendered, the shareholder received 1 share of Sustut Series A Preferred Stock. The Company shall remain a wholly owned subsidiary of Sustut, and the Company’s shareholders are now shareholders of Sustut.

As of March 30, 2009 , the Company accepted subscriptions from accredited investors for a total of 27 units (the "Units"), for $45,000.00 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Sustut after the closing referenced above. Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and non-cash consideration of forgiveness of indebtedness owed to an investor of $146,250, net proceeds were $933,945. The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

The unaudited pro forma statements of operations of Optex Systems, Inc. for the year ended September 28, 2008 and three months ended December 28, 2008, give effect to (i) both the Optex Delaware acquisition as of October 14, 2008 and subsequent Sileas acquisition as of February 20, 2009 by applying the purchase method of accounting, (ii) certain adjustments that are directly attributable to the change in ownership from Irvine Sensors Corporation, (iii) certain adjustments related to the issuance of notes payable to Longview Fund, LP and Alpha Capital Anstalt as if the transactions were consummated as of October 1, 2007 and September 29, 2008.

The unaudited pro forma condensed balance sheets as of year ended September 28, 2008 and three months ended December 28, 2008 are presented as if both the Optex Delaware and Sileas acquisitions including the issuance of Optex Delaware common stock and notes payable had occurred on September 28, 2008 and December 28, 2008, respectively.

The fair value of the net assets acquired, in both transactions have been estimated based on the final offering price at the public auction held on October 14, 2008.

In the opinion of Optex System, Inc. all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisitions been consummated as of the dates indicated or of the results that may be obtained in the future.

These pro forma financial statements and notes thereto should be read in conjunction with Optex System, Inc. financial statements and the notes thereto as of and for the year ended September 28, 2008 and three months ended December 28, 2008.

2008 Annual Balance Sheets 1

Optex Systems, Inc.
Proforma Balance Sheets (Unaudited)
Year Ended September 28, 2008

	Optex-Texas	Optex Delaware Proforma Adjustments (10/14/09)		Sileas Proforma Adjustments (2/20/09)		Subtotal	Sustut Exploration, Inc.	Reorganization/share exchange (3/30/09)		Proforma

ASSETS

Current Assets
Cash	170,183					170,183		933,945	(12)	1,104,128
Accounts Receivable	2,454,235					2,454,235				2,454,235
Net Inventory	4,547,726					4,547,726				4,547,726
Prepaid Expenses	307,507					307,507				307,507

Total Current Assets	7,479,651	-		-		7,479,651	-	933,945		8,413,596

Property and Equipment
Property and Equipment	1,314,109					1,314,109				1,314,109
Accumulated Depreciation	(994,542)					(994,542)				(994,542)

Total Property and Equipment	319,567	-		-		319,567	-	-		319,567

Other Assets
Security Deposits	20,684					20,684				20,684
Intangibles	1,100,140	2,936,650	(2)			4,036,790				4,036,790
Goodwill	10,047,065	(2,936,650	)(2)	1,012,058	(3)	8,122,473		(1,012,058	)(13)	7,110,415

Total Other Assets	11,167,889	-		1,012,058		12,179,947	-	(1,012,058)		11,167,889

Total Assets	18,967,107	-		1,012,058		19,979,165	-	(78,113)		19,901,052

See accompanying notes to pro forma financial statements

Optex Systems, Inc.
Proforma Balance Sheets (Unaudited) - Continued
Year Ended September 28, 2008

	Optex-Texas	Optex Delaware Proforma Adjustments (10/14/09)		Sileas Proforma Adjustments (2/20/09)		Subtotal	Sustut Exploration, Inc.		Reorganization/share exchange (3/30/09)		Proforma

LIABILITIES AND EQUITY

Current Liabilities
Accounts Payable	1,821,534					1,821,534	1,950	(10)			1,823,484
Accrued Expenses	798,974					798,974			65,000	(12)	863,974
Accrued Warranties	227,000					227,000					227,000
Accrued Contract Losses	821,885					821,885					821,885
Loans Payable	373,974					373,974			(146,250	)(12)	227,724
Income Tax Payable	4,425	(4,425	)(1)			-					-

Total Current Liabilities	4,047,792	(4,425)		-		4,043,367	1,950		(81,250)		3,964,067

Other Liabilities
Note Payable	2,000,000	(2,000,000	)(1)			-					-
Accrued Interest on Note	336,148	(345,648	)(1)
		9,500				-					-
Long Term Debt - Longview Fund LP	-	5,409,762	(1)	8,114,643	(3)	13,524,405			(5,409,762	)(11)
									(8,114,643	)(13)	-
Long Term Debt - Alpha Capital Anstalt		590,238	(1)			590,238			(590,238	)(11)	-
Accrued Interest on Notes									159,781	(11)
									(159,781	)(11)	-
Due to Parent	4,300,151	(4,301,579	)(1)
	-	1,428				-					-

Total Other Liabilities	6,636,299	(636,299)		8,114,643		14,114,643	-		(14,114,643)		-

Total Liabilities	10,684,091	(640,724)		8,114,643		18,158,010	1,950		(14,195,893)		3,964,067

Equity
Optex Systems, Inc. Stockholders' Equity

Sustut - Preferred Stock (.001 par 5,000 authorized, 1027 series A preferred issued issed and outstanding)									1	(14)	1

Sustut - Common Stock (.001 par 200,000,000 authorized, 19,999,991 shares issued and outstanding)							20,000	(10)	121,465	(14)	141,465
Preferred Stock (.001 par 1,027 authorized, 1,027 shares issued and outstanding)									1	(11)
									(1	)(14)	-
Optex Systems, Inc. Deleware - Common Stock (par $0.001, 300,000,000 authorized, 85,000,000 shares issued and outstanding)		50,000	(1)
		35,000	(9)			85,000
									8,132	(12)
									(93,132	)(14)	-
Optex Systems, Inc. Texas - Common Stock (no par 100,000 authorized, 18,870 shares issued and 10,000 shares outstanding)	164,834	(164,834	)(1)			-					-
Optex Systems, Inc. Texas - Treasury Stock (8,870 shares at cost)	(1,217,400)	1,217,400	(1)			-					-
Additional Paid-in-capital	15,246,282	(450,914	)(1)	(8,602,585	)(3)

		(35,000	)(9)			6,157,783	467,700	(10)
									552,646	(12)
									454,417	(12)
									(517,983	)(14)
									8,602,585	(13)
									6,159,780	(11)	21,876,928
Retained Earnings (Deficit)	(5,910,700)	(10,928)				(5,921,628)	(489,650	)(10)
									(159,781	)(11)
									489,650	(14)	(6,081,409)

Total Optex Systems, Inc. Stockholders' Equity	8,283,016	640,724		(8,602,585)		321,155	(1,950)		15,617,780		15,936,985

Non Controlling Interest				1,500,000	(3)	1,500,000			(1,500,000	)(13)	-

Total Liabilities and Equity	18,967,107	-		1,012,058		19,979,165	-		(78,113)		19,901,052

See accompanying notes to pro forma financial statements

2008 Annual Income Statement 1

Optex Systems, Inc.
Pro Forma Statements of Operations (Unaudited)
Year Ended September 28, 2008

Optex - Texas	Pro forma Adjustments	Proforma

Revenues	20,017,209	20,017,209

Total Cost of Sales	18,145,211	1,327,346	(4)	19,472,557

Gross Margin	1,871,998	(1,327,346)	544,651

General and Administrative
Salaries and Wages	910,854	910,854
Employee Benefits	190,489	190,489
Employee Stock Bonus Plan	378,716	(378,716	)(7)	-
Amortization of Intangible	223,491	223,491
Rent, Utilities and Building Maintenance	228,694	228,694
Legal and Accouting Fees	223,715	223,715
Consulting and Contract Service Fees	325,723	325,723
Corporate Allocations	2,076,184	(2,076,184	)(6)	-
Other Expenses	381,459	147,483	(4)	528,942
Total General and Administrative	4,939,325	(2,307,417)	2,631,908

Earnings (Loss) before Other Expenses and Taxes	(3,067,327)	980,071	(2,087,256)

Other Expenses
Asset Impairment of Goodwill	1,586,416	1,586,416
Interest (Income) Expense - Net	199,753	(200,000	)(5)	(247)

Total Other	1,786,169	(200,000)	1,586,169

Income (Loss) before Taxes	(4,853,496)	1,180,071	(3,673,425)
Federal Income Tax Expense (Benefit)	(21,544)	(21,544)

Net Income (Loss) After Taxes	(4,831,952)	1,180,071	(3,651,881)

Less preferred stock dividend	-	(369,720	)(15)	(369,720)

Net loss applicable to common shareholders	(4,831,952)	810,351	(4,021,601)

Basic and diluted loss per share	$(483.20)	$(0.03)

Weighted Average Common Shares Outstanding	10,000	141,464,940	(16)

See accompanying notes to pro forma financial statements

Qtr 1 Balance Sheets 1
Optex Systems, Inc.
Proforma Balance Sheets (Unaudited)
as of Three months ended December 28, 2008

	Optex-Texas	Sileas Proforma Adjustments		Subtotal	Sustut Exploration, Inc	Reorganization/share exchange (3/30/09)		Proforma

ASSETS

Current Assets
Cash	497,152			497,152		933,945	(12)	1,431,097
Accounts Receivable	2,124,827			2,124,827				2,124,827
Net Inventory	5,848,508			5,848,508				5,848,508
Prepaid Expenses	46,811			46,811				46,811

Total Current Assets	8,517,298	-		8,517,298	-	933,945		9,451,243

Property and Equipment
Property and Equipment	1,339,636			1,339,636				1,339,636
Accumulated Depreciation	(1,030,984)			(1,030,984)				(1,030,984)

Total Property and Equipment	308,652	-		308,652	-	-		308,652

Other Assets
Security Deposits	20,684			20,684				20,684
Intangibles	3,518,992			3,518,992				3,518,992
Goodwill	7,110,415	1,012,058	(3)	8,122,473		(1,012,058	)(13)	7,110,415

Total Other Assets	10,650,091	1,012,058		11,662,149	-	(1,012,058)		10,650,091

Total Assets	19,476,041	1,012,058		20,488,099	-	(78,113)		20,409,986

See accompanying notes to pro forma financial statements

Optex Systems, Inc.
Proforma Balance Sheets (Unaudited) - Continued
as of Three months ended December 28, 2008

	Optex-Texas		Sileas Proforma Adjustments		Subtotal	Sustut Exploration Inc.		Reorganization/share exchange (3/30/09)		Proforma

LIABILITIES AND EQUITY

Current Liabilities
Accounts Payable	1,964,795				1,964,795	1,950	(10)			1,966,745
Accrued Expenses	1,044,075				1,044,075			65,000	(12)	1,109,075
Accrued Warranties	256,397				256,397					256,397
Accrued Contract Losses	743,319				743,319					743,319
Loans Payable	214,490				214,490			(146,250	)(12)	68,240
Interest on Loans Payable	6,798				6,798					6,798
Income Tax Payable	263,654				263,654					263,654

Total Current Liabilities	4,493,528		-		4,493,528	1,950		(81,250)		4,414,228

Other Liabilities
Long Term Debt - Longview Fund LP	5,409,762							(5,409,762	)(11)	-
			8,114,643	(3)	13,524,405			(8,114,643	)(13)	-
Long Term Debt - Alpha Capital Anstalt	590,238				590,238			(590,238	)(11)	-
Accrued Interest on Notes	76,000				76,000			83,781	(11)	-
								(159,781	)(11)	-

Total Other Liabilities	6,076,000		8,114,643		14,190,643	-		(14,190,643)		-

Total Liabilities	10,569,528		8,114,643		18,684,171	1,950		(14,271,893)		4,414,228

Equity
Optex Systems, Inc. Stockholders' Equity
Sustut - Preferred Stock (.001 par 5,000 authorized, 1027 series A preferred issued issed and outstanding)								1	(14)	1
Sustut - Common Stock (.001 par 200,000,000 authorized, 19,999,991 shares issued and outstanding)						20,000	(10)	121,465	(14)	141,465
Preferred Stock (.001 par 1,027 authorized, 1,027 shares issued and outstanding)								1	(11)	-
								(1	)(14)	-
Optex Systems, Inc. Deleware - Common Stock (par $0.001, 300,000,000 authorized, 85,000,000 shares issued and outstanding)	50,000									-
	35,000	(9)			85,000					-
								8,132	(12)
								(93,132	)(14)
Additional Paid-in-capital	14,795,368		(8,602,585	)(3)						-
	(35,000	)(9)			6,157,783	467,700	(10)			-
								552,646	(12)
								454,417	(12)
								(517,983	)(14)
								8,602,585	(13)
								6,159,780	(11)	21,876,928
Retained Earnings (Deficit)	(5,938,855)				(5,938,855)	(489,650	)(10)			-
								(83,781	)(11)
								489,650	(14)	(6,022,636)

Total Optex Systems, Inc. Stockholders' Equity	8,906,513		(8,602,585)		303,928	(1,950)		15,693,780		15,995,758

Non Controlling Interest			1,500,000	(3)	1,500,000			(1,500,000	)(13)	-

Total Liabilities and Equity	19,476,041		1,012,058		20,488,099	-		(78,113)		20,409,986

See accompanying notes to pro forma financial statements

Qtr 1 Income Statements 1

Optex Systems, Inc.
Pro Forma Statements of Operations (Unaudited)
Three months ended December 28, 2008

	Optex - Texas	Pro forma Adjustments		Proforma

Revenues	7,264,084			7,264,084

Total Cost of Sales	6,305,050			6,305,050

Gross Margin	959,034	-		959,034

General and Administrative
Salaries and Wages	158,876			158,876
Employee Benefits	83,420			83,420
Employee Stock Bonus Plan	-	-		-
Amortization of Intangible	101,158			101,158
Rent, Utilities and Building Maintenance	55,332			55,332
Legal and Accouting Fees	76,219			76,219
Consulting and Contract Service Fees	79,323			79,323
Corporate Allocations	-	-		-
Other Expenses	77,345			77,345
Total General and Administrative	631,673	-		631,673

Earnings (Loss) before Other Expenses and Taxes	327,361	-		327,361

Other Expenses
Other Income and Expense	(436)			(436)
Interest (Income) Expense - Net	92,298	(85,500	)(5)	6,798

Total Other	91,862	(85,500)		6,362

Income (Loss) before Taxes	235,499	85,500		320,999
Federal Income Tax Expense (Benefit)	263,654	-	(8)	263,654
Net Income (Loss) After Taxes	(28,155)	85,500		57,345

Less preferred stock dividend	-	(92,430	)(15)	(92,430)

Net loss applicable to common shareholders	(28,155)	(6,930)		(35,085)

Basic and diluted loss per share	$(2.82)			$(0.00)

Weighted Average Common Shares Outstanding	10,000			141,464,940	(16)

See accompanying notes to pro forma financial statements

 (A.)  BASIS OF PRESENTATION

The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed financial statements.  Under this method of accounting, the purchase consideration is allocated to tangible and intangible assets acquired and liabilities assumed based on their respective fair values.  For purposes of the unaudited pro forma condensed consolidated financial statements, the fair values were established based on the final offering price at the public auction held on October 14, 2008.

The fair value of the ten percent (10%) non-controlling interest at the date of acquisition by Sileas on February 20, 2009 is estimated to be approximately $1,500,000. The fair value was derived by computing 10% of the value of the company as a whole, based on the value of the consideration given by Sileas for its ninety (90%) acquisition. The fair value of the Company as a whole was established by the consideration of $15,000,000 given in the previous transaction whereby Longview and Alpha Capital acquired the Company in a public auction on October 14, 2008. Based on the stability of the nature of the Company’s operations in the current marketplace, the fair value of the October 14, 2008 consideration was deemed to be representative of the current market value

(B.) CONSIDERATION

The aggregate consideration for the transfer of the assets of Optex Texas via public sale on October 14, 2008 consisted of $15 million of debt issued by IRSN and held by Optex Delaware and the assumption of approximately $3.8 million of Optex Texas liabilities by Optex Delaware.

The aggregate consideration for the subsequent acquisition of Longview Fund, LP’s 90% interest in Optex Delaware as of February 20, 2009 was fully funded by a $13,524,405 Note issued to Longview Fund, LP by Sileas that bears annual interest of 4%.  In exchange for the Note, Longview transferred 45,081,350 shares of Optex common stock  and the Optex Note, dated December 2, 2008, issued to Longview in the principal amount of $5,409,762.

(C.) DETAILS OF THE PRO FORMA ADJUSTMENTS RELATING TO THE LONGVIEW AND SILEAS ACQUISITONS ARE AS FOLLOWS:

1.            To record the acquisition of the net assets of Optex Systems, Inc. by Optex Delaware on October 14, 2008 for $15,000,000 and the effects of the purchase on asset, liability, and equity accounts for the assets transferred, notes and common stock issued and impacts to goodwill.

The purchase price consisted of:

As of October 14, 2008
Notes Payable
Longview Fund, LP	$5,409,762
Alpha Capital Anstalt	$590,238
Fair Value of Common Stock Issued (50,000,000 shares at .001 par)	$9,000,000
Total	$15,000,000

The Optex Delaware purchase was allocated as follows:

Assets:
Current assets, consisting primarily of inventory of $5,383,929 and accounts receivable of $1,404,434	$7,330,910
Identifiable intangible assets	4,036,789
Purchased Goodwill	7,110,416
Other non-current assets, principally property and equipment	343,898

Total assets	18,822,013
Liabilities:
Current liabilities, consisting of accounts payable of $1,953,833 and accrued liabilities of $1,868,180	$3,822,013

Acquired net assets	$15,000,000

Liabilities not assumed by Optex Delaware as of the acquisition are summarized below:

Optex "Texas" Liabilities not assumed :	As of October 14, 2008

Income Tax Payable	$4,425
Note Payable - Tim Looney	2,000,000
Accrued Interest on Looney Note	345,648
Intercompany Payable	4,301,579
Total Liabilities assumed by Irvine Sensors, Inc.	$6,651,652

2.           To record the effect of evaluation of intangible assets as of October 14, 2008 for the amortizable value as of the Optex Delaware acquisiton.  The unamortized balance of intangible assets as of September 28, 2008 and the acquisition date was $ $1,100,140. The amortizable intangible assets determined as a result of the evaluation is $4,036,790.  The resultant difference of $2,936,650 has been reflected as of the September 28, 2008 pro forma balance sheet.  The intangible assets acquired by Optex Delaware consist primarily of customer and program backlog with an expected amortization period of 5 years based on customer delivery schedules (contract backlog) and expected benefit period (program backlog) of the acquired asset.

3.           To record the Sileas acquisition of 90% interest in Optex Delaware as of February 20, 2009.

Assets:
Current assets, consisting primarily of inventory of $5,327,438 and accounts receivable of $2,897,583		$8,687,102
Identifiable intangible assets		3,173,793
Purchased Goodwill		7,110,415
Other non-current assets, principally property and equipment		316,923

Total assets		$19,288,233
Liabilities:
Current liabilities, consisting primarily of accounts payable of $2,068,653 and accrued liabilities of $2,039,663		$5,275,886

Acquired net assets		$14,012,347

Purchase price
Total consideration to seller (Sileas 90% interests)	$13,524,405
Fair Value minority interest under FAS 141R	1,500,000

		$15,024,405

Excess purchase price reported as goodwill		$1,012,058

The purchase of 90% interest by Sileas was fully funded by a Note issued in the amount of $13,524,405.

The management believes the evaluation of intangible assets as of the October 14, 2008 acquisition by Optex Delaware  to be a fair representation of the acquired asset as of February 20, 2009 as there has been no substantial change in customer or program backlog since the initial review.  The intangible balance of $3,173,793 represents the amount as of February 20, 2009, net of accumulated amortization of $862,997 expensed through the Sileas acquisition date.

4.           To record the total increased amortization expense of intangible assets of $1,474,829 for the year ended September 28, 2008.  This amount was based on the new amortization schedule amount as determined for the Optex Delaware acquisition of $2,071,194, less the $596,365 recorded for the respective year.  The amounts of $1,327,346 and $147,483 were allocated between cost of sales and general and administrative expenses, respectively.   The intangible amortization is not deductible for tax reporting purposes.

5.           To record the reduction in interest expense of $200,000 for year ended September 28, 2008 for the $2,000,000 Note to Tim Looney that was not assumed in the Optex Delaware acquisition.  To record the reduction in interest expense of $85,500 for the three months ended December 28, 2008 for the Tim Looney Note ($9,500) and Alpha Capital and Longview Fund $6,000,000 Notes ($76,000).

6.           To record the reduction in general administrative expenses for the elimination of IRSN corporate cost allocations of $2,076,184 for the year ended September 28, 2008.

7.           To record the reduction in employee stock bonus compensation for IRSN stock issues made to Optex employees of $378,716 for year ended September 28, 2008.

8.           To record the federal income tax benefit of $29,925 for the interest expense reduction during the three months ended December 28, 2008 based on an assumed tax rate of thirty-five percent (35%) of net income before intangible amortization. There are no federal income tax benefits for the year ended September 28, 2008 as the company had a cumulative retained deficit.

9.            To record the effect of the 1.7:1 Optex Delaware Stock split for the year ended September 28, 2008 and three months ended December 28, 2008.

10.           To record Sustut Exploration Company audited financial statement balances for December 31, 2008.  The financials as presented reflect the Sustut 2.5:1 stock split and cancellation of 25,000,000 common stock shares as of March 30, 2009.

11.           To record the effect of the conversion of debt and associated accrued and unpaid interest by Sileas and Alpha Capital Anstalt into 1,027 shares of series A preferred stock

12.           To record the effect of the private placement on cash, loan payable and equity as of September 28, 2008 and December 28, 2008.

13.           To remove the impact of the Sileas purchase on the Note Payable to Longview, goodwill and non controlling interest from Optex Delaware as of September 28, 2008 and December 28, 2008.  The Sileas ownership will have been diluted to a percentage less than that under which push-down accounting applies, and thus these amounts will be carried on the Sileas financial statements rather than Optex Delaware.

14.           To record the reorganization/share exchange between Optex and Sustut at a 1.16: 1 ratio of  Sustut common shares for each Optex common share.  Preferred shares are exchanged on a 1:1 ratio.

15.           To record effect of preferred stock dividend for year ended September 28, 2008 and three months ended December 28, 2008.

16.           To reflect new capitalized shares outstanding after reorganization for year ended September 28, 2008 and three months ended December 28, 2008.